CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Putnam Arizona Tax Exempt Income Fund:

We consent to the use of our report dated July 14, 2016, with respect to the financial statements of Putnam Arizona Tax Exempt Income Fund, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firms and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 26, 2016